Exhibit 3.133

CERTIFICATE OF LIMITED PARTNERSHIP
OF
VOL INVESTORS, L.P.

This Certificate (the “Certificate) of Limited Partnership of VOL Investors, L.P., a Delaware limited partnership (the ‘Partnership”), is being executed on October 31, 1997.

It is, therefore, certified as follows:

1.                                      Name.  The name of the Partnership is:

VOL Investors, L.P.

2.                                        Registered Office and Registered Agent.  The registered office of the Partnership in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.  The name of the registered agent of the Partnership for Service of Process at such address is Corporation Service Company.

3.                                      Name and Address of General Partner.  The name and address of the General Partner of the Partnership is as follows:

VOL GP, Inc.
200 West Madison Street
38th Floor
Chicago, Illinois 60606

4.                                      Certificate.  This Certificate has been duly executed and filed in accordance with the provisions of Section 17-201 of the Delaware Revised Uniform Limited Partnership Act.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the day and year first above written.

VOL GP, Inc., a Delaware corporation

By:	/s/ Allen M. Turner
Its:	Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

VOL INVESTORS L.P.

It is hereby certified that:

FIRST:                                                        The name of the limited partnership (hereinafter called the “partnership”) is

VOL INVESTORS L.P.

SECOND:                                         Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

“3.           Name and Address of General Partner.  The name and address of the General Partner of the Partnership is as follows:

VOL GP, Inc.
200 West Madison Street
Suite 2500
Chicago, Illinois 60606

The undersigned, a general partner of the partnership, executed this Certificate of Amendment on the 13th day of June, 2000.

VOL GP, INC., a Delaware corporation, the general partner

By:	/s/ Glen Miller
Glen Miller
Its:	Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

VOL INVESTORS L.P.

It is hereby certified that:

FIRST:                                                        The name of the limited partnership (hereinafter called the “Partnership”) is

VOL INVESTORS L.P.

SECOND:                                         Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

“3.                                Name and Address of General Partner.  The name and address of the General Partner of the Partnership is as follows:

VOL GP, Inc.

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

The undersigned, a general partner of the Partnership, executed this Certificate of Amendment on the 1st day of March, 2005.

VOL GP, INC.

By:	/s/ Kirk Rose
Kirk Rose
Its:	Vice President, Treasurer